Q1 2021 Earnings Supplemental Materials April 29, 2021

2 Forward-Looking Statements These materials contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on management’s current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, outlook, anticipated cost savings, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are difficult to predict, and many are outside of our control. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include those factors discussed under the caption “Risk Factors” in our 2020 annual report on Form 10-K and our other filings with the U.S. Securities and Exchange Commission (“SEC”). However, those factors should not be considered to be a complete statement of all potential risks and uncertainties. Forward- looking statements are based only on information currently available to our management and speak only as of the date of this press release. We do not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws. Please consult our public filings with the SEC or on our website at www.clarivate.com. Non-GAAP Financial Measures This presentation contains financial measures which have not been calculated in accordance with United States generally accepted accounting principles (“GAAP”), including Adjusted Revenues, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, and Adjusted Free Cash Flow because they are a basis upon which our management assesses our performance and we believe they reflect the underlying trends and indicators of our business. Although we believe these measures may be useful for investors for the same reasons, these financial measures should not be considered as an alternative to GAAP financial measures as a measure of the Company’s financial condition, profitability and performance or liquidity. In addition, these financial measures may not be comparable to similar measures used by other companies. At the Appendix to this presentation, we provide further descriptions of these non-GAAP measures and reconciliations of these non-GAAP measures to the corresponding most closely related GAAP measures. Organic revenue illustrates growth in businesses owned by the Company as of January 1, 2020. Results excluding divestitures in this presentation exclude the previously announced November 6, 2020 divestiture of Techstreet.

3 Q1 Highlights “One Clarivate”Operational Highlights (1) Revenue at constant currency. (2) See the Appendix for a reconciliation of GAAP to Non-GAAP measures. (3) Adjusted EBITDA Margin equals Adjusted EBITDA divided by Adjusted Revenue.  Transforming from being a collection of distinct market-leading products and services to becoming a key partner to our customers by delivering the critical data, insights and workflow solutions coupled with deep domain expertise that they need to drive their innovations and their businesses with confidence  Strategy to become outside-in; changing from a product-centric organization to a customer- centric organization  Industry-focused rather than product-focused  Customer-facing activities in 5 industries: 1. Healthcare & Life Sciences 2. Professional Services 3. Academic & Government 4. Manufacturing 5. Technology & Consumer Products Financial Highlights(1) +75% $428M +75% $432M +7% +$17M 38% +600bps Revenue Adjusted Revenue(2) Adjusted organic revenue growth Adjusted EBITDA Margin(2) (3) +277% $174M Net Cash Operating Activities +110% $163M Adjusted Free Cash Flow(2) 21% $34M Loss from operations +111% $165M Adjusted EBITDA(1)  Improving overdue renewal discipline  $31M / 85% decline compared to 1Q’20  Driving growth in professional services  11% growth compared to 1Q’20  Migrating majority of customer accounts to new inside sales / Global Business Centers  On target to complete by end of 2Q’21  CPA Global integration 4 mths ahead of schedule  On target to achieve $75M of cost synergies  “Easier to do business with”; simplifying processes and approvals to be even more efficient and quick to respond to customer needs  Connected Workforce initiative; closed / downsized 35% of our global real estate footprint out of our total target of 60% reduction

4 Published First Ever Annual Sustainability Report  We’re committed to maintaining the highest level of integrity and ethics, protecting our planet, empowering our colleagues to thrive and building collaborative global communities  Our goals are aligned to the United Nations (UN) Sustainable Development Goals (SDGs) – an important connection to a larger global mission  Aiming to be listed on the Dow Jones Sustainability Index and FTSE 4 GOOD Index based on 2023 performance and be carbon neutral by 2024  Our 2021 sustainability goals are aligned with the UN SDGs – our universal blueprint for collective actions we can take to address the most pressing issues we face as a global community  Our report includes 2020 progress across our four sustainability pillars - Government, Environment, Colleagues and Community - and our 2021 scorecard goals: https://ebooks.clarivate.com/story/2020-clarivate-sustainability-report/

Q1 Results

Growth was driven by the acquisitions of DRG and CPA Global and a recovery in adjusted organic revenue of 7%[(1)]

Revenue[(2)]

+78% actual f/x
+75% constant f/x



$241
$428
Q1'20
Q1'21

Adjusted Revenue[(3)]

+78% actual f/x
+75% constant f/x



$243
$193
$49
Subscription
+22%
Transactional
+71%
Re-occurring
+100%
$432
$235
$84
$112
Q1'20
Q1'21

Organic Revenue Growth (at constant f/x)	
Adjusted subscription	6%
Adjusted transactional	10%
Adjusted re-occurring	---
Adjusted Revenue	7%

Adjusted EBITDA[(3)]

Adjusted EBITDA Margin[(4)] 38% up 600 basis points



$78
+111%
$165
Q1'20
Q1'21

($ in millions, actual f/x)

(1) Adjusted organic revenue at constant currency
(2) 1Q'21 includes $3M and 1Q'20 includes $2M of deferred revenue adjustment, a result of purchase accounting primarily related to acquisitions.
(3) See the Appendix for a reconciliation of GAAP to Non-GAAP measures.
(4) Adjusted EBITDA Margin equals Adjusted EBITDA divided by Adjusted Revenue. See the Appendix for a reconciliation of GAAP to Non-GAAP measures.

Clarivate™

5

Q1 Financial Highlights

($ in millions except per share data)	Three Months Ended March 31, 2021	2020	Change	Excluding Divestitures[2]	Organic[2]	Commentary
Subscription revenue[1]	$235	$193	22%	23%	6%	Acquisitions, timing benefits due to tighter operating procedures and price increases, partially offset by divested products
Transactional revenue[1]	84	49	71%	80%	10%	Acquisitions and an increase in consulting services and patent and trademark search volumes, partially offset by divested products
Re-occurring revenue[1]	112	---	100%	---	---	A component of revenue from the acquisition of CPA Global
Adjusted total revenues, net[1]	432	243	78%	81%	7%	
Annual Contract Value ("ACV")	909	820	11%		6%	Acquisitions, organic growth and annual price increases
Adjusted EBITDA[1]	165	78	111%			Revenue growth with strong flow-through and benefit of cost savings/synergies
Adjusted EBITDA margin[1]	38%	32%	600 bps			Combination of acquisitions and underlying growth and efficiencies within the core business
Other operating income (expense)	(16)	6	(367%)			Impact of the remeasurement of the assets and liabilities that are denominated in currencies other that each relevant entity's functional currency
Interest expense	(37)	(31)	(19%)			A result of additional borrowings related to acquisitions
Cash taxes	3	5	(40%)			The decrease in cash taxes is primarily driven by reduced U.S. Federal payments made in Q1 2021 compared to Q1 2020, as well as refunds associated with CPA Global in Q1 2021 that did not exist during Q1 2020.

Clarivate™

(1) See the Appendix for a reconciliation of GAAP to Non-GAAP measures.
(2) At constant currency

6

7 Selected Balance Sheet and Cash Flow Information ($ in millions) March 31, 2021 December 31, 2020 $ Change Commentary on Change Cash and cash equivalents $399 $258 $143 Increase a result of significant growth in cash flow from operations Total debt outstanding $3,540 $3,547 ($7) N/A Net debt(1) $3,141 $3,289 ($148) Lower due to increase in cash and cash equivalents March 31, 2021 March 31, 2020 Capital expenditures $33 $19 $14 Addition of DRG and CPA Global Cash flow from operations $174 $46 $128 Driven by increased revenues, EBITDA and improved working capital management Free cash flow(1) $141 $27 $114 Higher operating cash flow partially offset by increased capital expenditures Adjusted free cash flow(1) $163 $78 $85 Adds back cash paid for transition, transformation and integration expenses, restructuring and transaction related costs (1) See the Appendix for a reconciliation of GAAP to Non-GAAP measures.

8 $712 $720 $727 $786 $817 $823 $907 $909 Q2 '19 Q3 '19 Q4 '19 Q1 '20 Q2 '20 Q3 '20 Q4 '20 Q1'21 Annualized Contract Value (ACV)(1) ($ in millions) (1) Annualized Contract Value refers to the annualized value for a 12-month period following a given date of all subscription-based client license agreements, assuming that all license agreements that come up for renewal during that period are renewed at their current prices. Quarters include acquisitions as of the period acquired and excludes divestitures from all periods $820 $909 Q1 '20 Q1 '21 As Reported Adjusted to Include Acquisitions and Exclude Divestitures +11% Organic ACV Growth of 6% as of 1Q’21

9 Updated 2021 Outlook* ($ in millions) Current Outlook Previous Outlook Low High Low High Adjusted Revenue $1,790 $1,840 $1,780 $1,840 Adjusted EBITDA $790 $825 $785 $825 Adjusted EBITDA margin % No change No change 44% 45% Adjusted Free Cash Flow No change No change $450 $500 *See Appendix for reconciliation of GAAP to Non-GAAP measures. Note: We will provide our Adjusted earnings per share guidance after finalizing the financial statement changes as a result of the Accounting and Reporting Consideration for Warrants Issued by Special Purpose Acquisition Companies and file our Form 10-Q on May 10, 2021.

10 Efficiently Managing Cost Structure and Freeing up Resources Total Savings Permanent Savings Completed Through 2020 Timing 2019 cost savings program $75 million $75 million $73 million Completed $75 million run-rate COVID related $30 million At least $5 million $5 million Q1-Q4 2020 DRG synergies $30 million $30 million $20 million $30 million run-rate exiting 2021 CPA Global Savings $75 million $75 million $20 million $75 million run-rate exiting 2021 Total Cost Savings $210 million $185 million $118 million Approximately $185 million in permanent cost reductions

APPENDIX

12 Presentation of Certain Non-GAAP Financial Measures This presentation contains financial measures which have not been calculated in accordance with GAAP, including Adjusted Revenues and Adjusted EBITDA, because they are a basis upon which our management assesses our performance and we believe they reflect the underlining trends and indicators of our business. Adjusted Revenues Adjusted Revenues excludes the impact of the deferred revenues purchase accounting adjustment (primarily recorded in connection with recent acquisitions). Our presentation of Adjusted Revenues is presented for informational purposes only and is not necessarily indicative of our future results. You should compensate for these limitations by relying primarily on our GAAP results and only using Adjusted Revenues for supplementary analysis. Adjusted EBITDA Adjusted EBITDA is calculated using Loss from Operations before provision for income taxes, depreciation and amortization and interest income and expense adjusted to exclude acquisition or disposal-related transaction costs (such costs include net income from continuing operations before provision for income taxes, depreciation and amortization and interest income), stock-based compensation, unrealized foreign currency gains/(losses), transition services agreement costs entered into with Thomson Reuters in 2016 ("Transition Services Agreement"), separation and integration costs, transformational and restructuring expenses, acquisition-related adjustments to deferred revenues, non-cash income/(loss) on equity and cost method investments, non-operating income or expense, the impact of certain non-cash and other items that are included in net income for the period that the Company does not consider indicative of its ongoing operating performance, and certain unusual items impacting results in a particular period. Certain of the adjustments included to arrive at Adjusted EBITDA are related to the Company’s transition to an independent company. In evaluating Adjusted EBITDA you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the included adjustments. The Company’s presentation of Adjusted EBITDA should not be construed as an inference that the Company’s future results will be unaffected by any of the adjusted items, or that the Company’s projections and estimates will be realized in their entirety or at all.

13 Presentation of Certain Non-GAAP Financial Measures The use of Adjusted EBITDA instead of GAAP measures has limitations as an analytical tool, and you should not consider Adjusted EBITDA in isolation, or as a substitute for analysis of the Company’s results of operations and operating cash flows as reported under GAAP. For example, Adjusted EBITDA does not reflect: – the Company’s cash expenditures or future requirements for capital expenditures – changes in, or cash requirements for, the Company’s working capital needs – interest expense, or the cash requirements necessary to service interest or principal payments, on the Company’s debt – any cash income taxes that the Company may be required to pay – any cash requirements for replacements of assets that are depreciated or amortized over their estimated useful lives and may have to be replaced in the future – all non-cash income or expense items that are reflected in the Company’s statements of cash flows The Company’s definition of and method of calculating Adjusted EBITDA may vary from the definitions and methods used by other companies when calculating adjusted EBITDA, which may limit their usefulness as comparative measures. The Company prepared the information included in this presentation based upon available information and assumptions and estimates that it believes are reasonable. The Company cannot assure you that its estimates and assumptions will prove to be accurate. Because the Company incurred transaction, transition, integration, transformation, restructuring, and Transition Services Agreement costs in connection with the 2016 Transaction and the transition, borrowed money in order to finance its operations, and used capital and intangible assets in its business, and because the payment of income taxes is necessary if the Company generates taxable income after the utilization of its net operating loss carryforwards, any measure that excludes these items has material limitations. As a result of these limitations, these measures should not be considered as a measure of discretionary cash available to the Company to invest in the growth of its business or as a measure of its liquidity. Adjusted EBITDA Margin Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by Adjusted Revenues.

14 Presentation of Certain Non-GAAP Financial Measures Free Cash Flow and Adjusted Free Cash Flow We use free cash flow and adjusted free cash flow in our operational and financial decision-making and believe free cash flow and adjusted free cash is useful to investors because similar measures are frequently used by securities analysts, investors, ratings agencies and other interested parties to evaluate our competitors and to measure the ability of companies to service their debt. Free cash flow is calculated using net cash provided by operating activities less capital expenditures. Adjusted free cash flow is calculated as free cash flow, less cash paid for transition services agreement, transition, transformation and integration expenses, transaction related costs and debt issuance costs offset by cash received for hedge accounting transactions.

15 Quarterly Financial Summary 1. Adjusted Revenue adds back the deferred revenue purchase accounting adjustment. 2. See the Appendix for a reconciliation of GAAP to non-GAAP financial measures. ($ in millions) Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Revenues, net $234.0 $242.3 $243.0 $255.0 $240.6 $273.5 $284.4 $455.6 $428.4 Deferred revenue adjustment $0.2 $0.1 $0.1 $0.1 $1.9 $3.4 $2.1 $15.7 $3.0 Adjusted Revenue(1)(2) $234.2 $242.4 $243.1 $255.1 $242.5 $276.9 $286.5 $471.3 $431.5 Adj. Subscription Revenue(1)(2) $192.5 $202.7 $200.8 $209.5 $193.2 $216.5 $222.1 $235.9 $235.1 Adj. Transactional Revenue(1)(2) $41.7 $39.7 $42.3 $45.6 $49.2 $60.4 $64.4 $120.9 $84.2 Adj. Re-occurring Revenue(1)(2) --- --- --- --- --- --- --- $114.5 $112.2 Income (loss) from operations ($25.9) ($36.6) $35.8 ($16.4) ($28.3) $14.2 ($12.7) $29.5 ($34.2) Adjusted EBITDA(2) $59.2 $73.2 $77.0 $84.6 $78.2 $100.1 $108.2 $200.1 $164.8 Adjusted EBITDA margin %(2) 25% 30% 32% 33% 32% 36% 38% 42% 38%

Reconciliation of Non-GAAP Financial Measures

Growth in organic revenue illustrates growth in businesses owned by the Company as of January 1, 2020, the beginning of the earliest period presented. The following tables present the amounts of our subscription and transactional revenues, including as a percentage of our total revenues, for the periods indicated, as well the drivers of the variances between periods.

	Three Months Ended March 31,		Variance Increase/(Decrease)		Percentage of Factors Increase/(Decrease)			
(in millions, except percentages)	2021	2020	Total Variance (Dollars)	Total Variance (Percentage)	Acquisitive	Disposal	FX Impact	Organic
Subscription revenues	$ 235.1	$ 193.2	$ 41.9	22%	17%	(4)%	3%	6%
Re-occurring revenues	112.2	—	112.2	100%	100%	— %	—%	—%
Transactional revenues	84.2	49.2	34.9	71%	70%	(12) %	3 %	10%
Deferred revenues adjustment (1)	(3.0)	(1.9)	(1.1)	(61)%	NM	— %	— %	99%
Revenues, net	$ 428.4	$ 240.6	$ 187.8	78%	73%	(6)%	3%	8%
Deferred revenues adjustment (1)	3.0	1.9	1.1	61%	NM	— %	— %	(99)%
Adjusted revenues, net	$ 431.5	$ 242.5	$ 189.0	78%	74%	(6)%	3%	7%

(1) Reflects the deferred revenues adjustment made as a result of purchase accounting.

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Reconciliation of Non-GAAP Financial Measures

		Three Months Ended March 31,		
(in millions)		2021		2020
Loss from Operations	$	(34.2)	$	(28.3)
Depreciation and amortization		131.7		51.4
1 Transition services agreement costs		—		1.6
2 Transition, transformation and integration expense		—		2.2
3 Deferred revenues adjustment		3.0		1.9
4 Transaction related costs		(26.6)		26.7
Share-based compensation expense		10.7		17.5
5 Restructuring and impairment		64.7		7.8
6 Other		15.6		(2.5)
Adjusted EBITDA	$	164.8	$	78.2
Adjusted EBITDA Margin		38 %		32 %

Descriptions

Adjusted EBITDA adjustments

1. In 2020, this is related to a new transition services agreement and offset by the reverse transition services agreement from the sale of MarkMonitor assets.
2. Includes costs incurred in connection with and after our separation from Thomson Reuters in 2016 relating to the implementation of our standalone company infrastructure and related cost-savings initiatives. These costs include mainly transition consulting, technology infrastructure, personnel and severance expenses relating to our standalone company infrastructure, which are recorded in Transition, integration, and other related expenses line-item of our income statement, as well as expenses related to the restructuring and transformation of our business following our separation from Thomson Reuters in 2016, mainly related to the integration of separate business units into one functional organization and enhancements in our technology.
3. Reflects the deferred revenues adjustment as a result of purchase accounting.
4. Includes costs incurred to complete business combination transactions, including acquisitions, dispositions and capital market activities and include advisory, legal, and other professional and consulting costs.
5. Reflects costs incurred in connection with the initiative, following our merger with Churchill Capital Corp in 2019, to streamline our operations by simplifying our organization and focusing on two product groups. This also includes restructuring related costs following the acquisition of DRG and CPA Global in 2020.
6. Includes primarily the net impact of foreign exchange gains and losses related to the re-measurement of balances and other items that do not reflect our ongoing operating performance.

Clarivate™

17

18 Descriptions Free Cash Flow and Adjusted Free Cash Flow Adjustments 1. Includes cash payments in connection with and after our separation from Thomson Reuters in 2016 relating to the implementation of our standalone company infrastructure and related cost-savings initiatives. These cash payments include mainly transition consulting, technology infrastructure, personnel and severance expenses relating to our standalone company infrastructure, which are recorded in Transition, integration, and other related expenses line-item of our income statement, as well as cash payments related to the restructuring and transformation of our business following our separation from Thomson Reuters in 2016 mainly related to the integration of separate business units into one functional organization and enhancements in our technology. This also includes cash payments following our merger with Churchill Capital Corp in 2019, to streamline our operations by simplifying our organization and focusing on two product groups. This also includes restructuring related payments following the acquisition of DRG and CPA Global in 2020. 2. Includes costs incurred to complete business combination transactions, including acquisitions, dispositions and capital market activities and include advisory, legal, and other professional and consulting costs. 1 2 Three Months Ended March 31, (in millions) 2021 2020 Net cash provided by operating activities $ 174.0 $ 46.1 Capital expenditures (33.0) (19.4) Free cash flow 141.0 26.7 Cash paid for transition, transformation and integration expense 17.0 20.6 Cash paid for transaction related costs 5.2 24.1 Cash paid for debt issuance costs — 7.7 Cash received for hedge accounting transactions — (1.2) Adjusted free cash flow $ 163.2 $ 77.9 March 31, 2021 December 31, 2020(in millions) Total debt outstanding $ 3,540.3 $ 3,547.4 Cash and cash equivalents 399.0 257.7 Total net debt outstanding $ 3,141.3 $ 3,289.7 Reconciliation of Non-GAAP Financial Measures Debt to Net debt Net Cash Provided by Operating Activities to Free Cash Flow and Adjusted Free Cash Flow

19 Revenues, Net to Adjusted Revenues Year Ending December 31, 2021 (Forecasted) Low High ($ in millions) Income from operations $178.2 $213.2 Depreciation and amortization 545.8 545.8 Transition, TSA and integration expenses 40.3 40.3 Share-based compensation expense 26.0 26.0 Other (0.3) (0.3) Adjusted EBITDA $790.0 $825.0 Adjusted EBITDA Year Ending December 31, 2021 (Forecasted) ($ in millions) Low High Revenues, net $1,790.0 $1,840.0 Adjusted EBITDA $790.0 $825.0 Adjusted EBITDA Margin 44% 45% Adjusted EBITDA Margin Descriptions 1. Reflects the deferred revenues adjustment made as a result of purchase accounting. 2. Includes restructuring costs, other cost optimization activities, and payments and receipts under transition service agreements. 2 Year Ending December 31, 2021 (Forecasted) (in millions) Low High Revenues, net $ 1,786.4 $ 1,836.4 Deferred revenues adjustment 3,6 3.6 Adjusted revenues, net $ 1,790.0 $ 1,840.0 Reconciliation of Non-GAAP Financial Measures The following table presents our calculation of Adjusted Revenues for the Outlook for 2021 and reconciles this measure to Revenues for the same period: 1 The following table presents our calculation of Adjusted EBITDA for the Outlook for 2021 and reconciles this measure to our Loss from operations for the same period:

20 Year Ending December 31, 2021 (Forecasted) Low High (in millions) Net cash provided by operating activities $ 559.7 $ 609.7 Capital expenditures (151.7) (151.7) Free Cash Flow 408.0 458.0 Transition, transformation and integration expense 42.0 42.0 Adjusted Free Cash Flow $ 450.0 $ 500.0 Descriptions Adjusted Free Cash Flow Adjustments 1. Includes cash payments related to restructuring and other cost optimization activities. Net Cash Provided by Operating Activities to Free Cash Flow and Adjusted Free Cash Flow 1 Reconciliation of Non-GAAP Financial Measures The following table presents our calculation of Free Cash Flow and Adjusted Free Cash Flow for the Outlook for 2021 and reconciles this measure to our Net cash provided by operating activities for the same period: